Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of HarbourVest Private Investments Fund of our report dated February 12, 2025, relating to the financial statements, which appears in such Registration Statement. We also consent to the reference to us under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP

Boston, Massachusetts

March 6, 2025